Exhibit 10.13

Confidentiality Agreement

This agreement, made as of                     , 2007, (the “Effective date”), between TissueLink™ Medical, Inc. (“Tissuelink™”), a corporation organized under the laws of Delaware, and                     , (the receiving party).

WHEREAS TissueLink™ is in the business of developing Wet Electrode Products and methods relating thereto (the “Technology”), and TissueLink™ wishes to preserve the secrecy of that Technology.

WHEREAS TissueLink™ desires to provide Confidential Information to Receiving Party for the specific purposes identified herein, and Receiving Party desires to obtain and evaluate such Confidential Information from TissueLink™ for the specific purposes identified herein.

NOW THEREFORE, in consideration of mutual covenants and mutual promises set forth herein, the parties hereto agree as follows:

1. Definition. “Confidential Information” shall mean all intellectual property, business plans, financial records and strategies, marketing plans, contacts, trade secrets, information, materials, documentation and software, as well as copies of all such materials made thereof as authorized by this Agreement, including written, oral or verbal disclosures. “Confidential Information” shall not include:

a.	Information that was in the public domain, in its entirety in a unified form, at the time of disclosure to Receiving Party by TissueLink™;

b.	Information known to Receiving Party prior to its disclosure by TissueLink™, such prior knowledge to be demonstrated by Receiving Party’s records prepared before the date the Confidential Information is disclosed by TissueLink™;

c.	Information that becomes part of the public domain after the date of disclosure by TissueLink™ through no fault of Receiving Party;

d.	Information that is disclosed by a third party to Receiving Party after the date of disclosure by TissueLink™, where the third party did not require Receiving Party to hold such information in confidence and did not acquire such information directly or indirectly from TissueLink™.

2. Purposes. TissueLink™ agrees to disclose the Confidential Information only for the following specific purpose:                     .

3. Nondisclosure. The Receiving Party agrees that, in consideration of access to the Confidential Information, it shall hold such Confidential Information in strict confidence and shall take all measures necessary to prevent the Confidential Information from falling into the public domain or into the possession of the persons not bound to this Agreement. The Receiving Party further agrees:

a.	To use Confidential Information for the sole purpose stated in this Agreement;

b.	Not to disclose Confidential Information to any other entity, except as expressly authorized in writing by TissueLink™;

c.	Not to use Confidential Information in such a way as to hinder, interfere with, or in any way circumvent TissueLink’s™ interest in the Technology, or consulting or business relations between and among TissueLink™ and third parties;

d.	Not to copy Confidential Information in whole or in part, without the express written permission of TissueLink™;

e.	To return Confidential Information, including all copies and records thereof, to TissueLink™, at the Receiving Party’s expense, within five (5) business days after: (i) receipt of a written request therefor from TissueLink™, or (ii) a decision by Receiving Party not to enter into any consulting relationship with TissueLink™.

4. Injunctive Relief. Because of the unique nature of the Confidential information, the Receiving Party understands and agrees that TissueLink™ will suffer irreparable harm in the event that any party hereto fails to comply with any of the terms of the Agreement, and monetary damages may be inadequate to compensate such breach. Accordingly, the Receiving Party agrees that TissueLink™ will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of this Agreement.

5. Misuse of Confidential Information. The Receiving Party shall promptly advise TissueLink™, in writing, of any misappropriation or misuse of the Confidential Information, by any entity, that may come to its attention.

6. Inventions. The Receiving Party agrees that any and all inventions and ideas relating to the Technology, whether patentable or not, conceived or reduced to practice, by the Receiving Party resulting from TissueLink’s™ disclosure to the Receiving Party will be immediately reported to TissueLink and shall be the exclusive property of TissueLink™. The Receiving Party will perform, at TissueLink’s™ request and expense, any act which it can reasonably perform that TissueLink™ deems necessary to vest title to such inventions and ideas in TissueLink™ and to execute any and all patent applications in connection therewith.

7. Survival. The restrictions and obligations of this Agreement shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind the Receiving Party, its successors, heirs, and assigns.

8. Term. The obligations of the Receiving Party under this Agreement shall terminate five (5) years from the date of disclosure of that Confidential Information to the Receiving Party.

9. Interpretation. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Hampshire, without reference to its choice of law provisions.

10. Division/Separation. This Agreement is divisible and separable so that if any provision(s) hereof shall be held to be invalid, such holdings shall not impair enforcement or validity of the remaining provisions hereof. If any provision is held to be too broad to be enforced, such provision shall be construed to create an obligation to the full extent allowable by law.

11. Entire Understanding. This Agreement constitutes the entire understanding of the parties with respect to the specific subject matter of this Agreement and supersedes and replaces any and all prior understandings, arrangements and/or agreements, whether written or oral, relating to the Technology.

12. Waiver. Waiver of any breach of this Agreement shall not be construed as a waiver of the underlying obligations of this Agreement.

13. Right in Confidential Information. No license or other right is created or granted hereby, except the specific right to receive the Confidential Information and evaluate it as set forth herein, nor shall any license or any other right with respect to the subject matter hereof be created or granted except by written agreement signed by the duly authorized representative of each of the parties hereto.

14. Modification. No addition to, deletion from, or modification of the provisions of this Agreement shall be permitted or shall be binding upon a party hereto unless made in writing and signed by each party.

15. Assignment. All of TissueLink’s™ right, title and interest provided by the terms of this Agreement shall be fully assignable by TissueLink without notification to the Receiving Party.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date first above written.

RECEIVING PARTY:

By	Date:
Its

TissueLink™ Medical, Inc.
One Washington Center, Suite 400
Dover, NH 03820

By	Date:
Its